UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 4, 2022 (March 30, 2022) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SOFO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Amendments to Articles of Incorporation.

The informtaion included pursuant to Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Sonic Foundry, Inc. (the “Company”) and its wholly-owned subsidiary, Sonic Foundry Media Systems, Inc. (“SFMS”) entered into Amendment No. 1 to Revolving Credit Agreement (the “Amendment”) with U.S. Bank National Association (the “Bank”) on March 30, 2022. The Amendment (1) extends the maturity date from July 28 2022 to March 31, 2023; (2) eliminates the requirement that advances under the Revolving Credit Agreement be supported by a Borrowing Base; (3) alters the interest rate from 1.35% plus the one-month LIBOR rate to the new 1.45% plus the one-month SOFR quoted by Bank; (4)  eliminates the requirements to report a monthly Borrowing Base and Financial Covenant Compliance Certificate; and (5) requires, among other things, establishment of a Collateral Account under the sole control of the Bank;

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary above is qualified by reference to the entire document.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 1 to Revolving Credit Agreement entered into as of March 30, 2022 among the Company, SFMS and U.S. Bank National Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT LIST

NUMBER            DESCRIPTION

10.1	Amendment No. 1 to Revolving Credit Agreement entered into as of March 30, 2022 among the Company, SFMS and U.S. Bank National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

April 4, 2022

By:	/s/ Kenneth A. Minor
By:	Kenneth A. Minor
Title:	Chief Financial Officer